Exhibit 1.3

AMENDMENT NO. 1 TO

OPEN MARKET SALE AGREEMENT

May 31, 2023

This Amendment No. 1 (“Amendment No. 1”) amends that certain Open Market Sale Agreement, dated as of August 6, 2020 (the “Agreement”), by and between Corbus Pharmaceuticals Holdings, Inc. (the “Company”) and Jefferies LLC (the “Agent”). Defined terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.

WITNESSETH THAT:

WHEREAS, Section 8(h) of the Agreement permits the Company and the Agent to amend the Agreement;

WHEREAS, the Company hereby reaffirms that all the representations and warranties previously made by the Company in the Agreement were true and correct as of the date thereof and reaffirms and restates all of the representations and warranties of the Company included in the Agreement as of the date hereof; and

WHEREAS, the Company and the Agent now desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises the Company and the Agent agree as follows:

1.	Section 2(a) of the Agreement is hereby amended and restated as follows:

“(a) Registration Statement. The Company has previously prepared and filed with the Commission shelf registration statements on Form S-3 (File No. 333-222447 (the “First Registration Statement”), and File No. 333-237588 (the “Second Registration Statement” and together with the First Registration Statement, the “Prior Registration Statements”). The Company proposes to prepare and file a registration statement on Form S-3 (the “Third Registration Statement”), which contains a base prospectus, to be used in connection with the public offering and sale of the Shares after the Third Registration Statement is declared effective by the Commission (the “Effective Date”). Promptly after the Effective Date, the Company will file in final form a prospectus supplement relating to the public offering and sale of the Shares in a form reasonably satisfactory to the Agent. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. From and after the Effective Date, the Third Registration Statement and any additional registration statements (and, solely for the purposes of Section 6 of this Agreement, the Prior Registration Statements), including the financial statements, exhibits and schedules thereto, in the form in which they became or become effective under the Securities Act, including all documents incorporated or deemed to be incorporated therein by reference and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, are herein referred to as the “Registration Statements” (each, a “Registration Statement”) and the prospectuses constituting a part of such registration statements, together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are collectively referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. Each Registration Statement, at the time such Registration Statement originally became effective, is herein called an “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statements or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “described,” “included” or “stated” in, or “part of” the Registration Statements or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statements or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statements or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statements or the Prospectus, as the case may be, as of any specified date. All references in this Agreement to (i) the Registration Statements or the Prospectus, any amendments or supplements to the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Shares as contemplated by Section 4(g) of this Agreement. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.

At the time each Original Registration Statement was filed with the Commission or, if later, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. During the Agency Period, each time the Company files an Annual Report on Form 10-K the Company will meet the then-applicable requirements for use of Form S-3 under the Securities Act.”

2.	The last sentence of Section 3(d) of the Agreement is hereby amended and restated as follows:

“The fees and disbursements of Agent’s counsel pursuant to subsections (vi) and (vii) above shall not exceed (A) $50,000 in connection with the execution of this Agreement and the establishment of the program contemplated hereby; (B) $75,000 in connection with the execution of Amendment No. 1 to this Agreement, (C) $25,000 in connection with each Triggering Event Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 4(o) with respect to a filing of the Company’s Annual Report on Form 10-K and (D) $15,000 in connection with any other Triggering Event Date.”

3.	Section 4(p) of the Agreement is hereby amended and restated as follows:

“(p) Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4 (o) for which no waiver is applicable and excluding the date of this Agreement, a negative assurances letter and the written legal opinion of Lowenstein Sandler LLP, counsel to the Company, Covington & Burling LLP, counsel to the Agent, and Clark+Elbing LLP, intellectual property counsel to the Company, each dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statements and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statements and the Prospectus as amended or supplemented as of such Triggering Event Date).

4.

Section 8(h) of the Agreement is supplemented and amended such that this Amendment No. 1 and the Agreement, as amended hereby, constitute the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof and thereof.

5.	This Amendment No. 1 shall be deemed effective upon the execution and delivery of this Amendment No. 1 by the parties hereto.

6.

Except as amended hereby, the Agreement as now in effect is ratified and confirmed hereby in all respects. For the avoidance of doubt, this Amendment No. 1 and all of its provisions shall be deemed to be a part of the Agreement, as amended hereby.

7.

THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.

EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

[Signature page follows.]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

CORBUS PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Yuval Cohen
Name: Yuval Cohen
Title: Chief Executive Officer

ACCEPTED as of the date first-above written:

JEFFERIES LLC

By:	/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

[Signature Page to Amendment No. 1 To Open Market Sale Agreement]